UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 10, 2012

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Peter J. Neff, a member of the Board of Directors of Hanger Orthopedic Group, Inc. (the “Company”), provided notice to the Chairman of the Board that he does not intend to stand for re-election as a director of the Company following the expiration of his current term at the Company’s 2013 Annual Meeting of Stockholders.  Mr. Neff has indicated that he intends to minimize his professional commitments in the course of the upcoming year.  Also on May 10, 2012, Mr. Neff was elected by the Company’s stockholders to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2013 Annual Meeting of Stockholders, as discussed in more detail in Item 5.07 to this Current Report on Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 10, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on the following proposals:

•                                          The election of Ivan R. Sabel, Thomas F. Kirk, Thomas F. Cooper, Cynthia L. Feldmann, Eric A. Green, Stephen E. Hare, Isaac Kaufman, Peter J. Neff and Patricia B. Shrader to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2013 Annual Meeting of Stockholders and until their successors are elected and qualified;

•                                          to hold a stockholder advisory vote on the compensation of the Company’s named executive officers;

•                                          to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation changing the Company’s name to “Hanger, Inc.”; and

•                                          to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending December 31, 2012.

As of March 15, 2011, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 33,895,813 shares of the Company’s Common Stock were outstanding and eligible to vote.  Approximately 94.2% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for stockholder approval at the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ivan R. Sabel	29,192,657	683,325	2,057,214
Thomas F. Kirk	29,195,875	680,107	2,057,214
Thomas P. Cooper	29,171,147	704,835	2,057,214
Cynthia L. Feldmann	29,204,443	671,539	2,057,214
Eric A. Green	29,171,054	704,928	2,057,214
Stephen E. Hare	29,493,068	382,914	2,057,214
Isaac Kaufman	29,509,185	366,797	2,057,214
Peter J. Neff	29,492,168	383,814	2,057,214
Patricia B. Shrader	29,238,674	637,308	2,057,214

Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

29,119,472	707,649	48,861	2,057,214

Proposal 3:  Amendment to the Company’s Amended and Restated Certificate of Incorporation to Change the Company’s Name to “Hanger, Inc.”

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

31,849,432	69,347	14,417	0

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

31,187,150	728,845	17,201	0

Based on the approval by the Company’s stockholders of Proposal 3, the amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to “Hanger, Inc.”, the Company will proceed with the administrative and regulatory steps necessary to complete the name change, which the Company expects to complete not later than June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: May 14, 2012